Exhibit 10.101

Synbiotics Corporation 2004 Cash Bonus Plans Available To Corporate Officers

Effective February 4, 2004

The officers of Synbiotics Corporation are eligible to participate in the following 2004 Synbiotics Corporation cash bonus plans:

2004 SYNBIOTICS CORPORATION EMPLOYEE PROFIT SHARING PLAN

Eligible Employees are full-time active employees of Synbiotics Corporation, San Diego, California for the entire calendar year of 2004. Any employee that experiences a leave without pay status during the year will be ineligible.

The total funds for the pool will be 5% of Operating Income of the San Diego business (non-consolidated) of Synbiotics Corporation for the one year period ending December 31, 2004. This pool will then be divided equally among all Eligible Employees after the year-end result has been audited.

2004 SYNBIOTICS EUROPE SAS EMPLOYEE PROFIT SHARING PLAN

Eligible Employees are full-time active employees of Synbiotics Europe SAS for the entire calendar year of 2004. Any employee that experiences a leave without pay status during the year will be ineligible.

The total funds for the pool will be 5°% of Operating Income of Synbiotics Europe SAS for the one year period ending December 31, 2004. This pool will then be divided equally among all Eligible Employees after the year-end result has been audited.

2004 SYNBIOTICS CORPORATION OFFICER BONUS PLAN

Eligible officers are Keith Butler, Clifford Frank, Kent Luther and Serge Leterme.

Budgeted 2004 EBITDA is $2,586,000.

Based upon audited results of Synbiotics Corporation consolidated twelve month results for the year ending December 31, 2004, each participant will receive 2% of the first $1,000,000 EBITDA in excess of $2,000,000 and 3% of EBITDA in excess of $3,000,000. An additional $10,000 will be paid to each participant should EBITDA exceed the budgeted $2,586,000 amount. This will be payable after the year-end result is audited.

Examples:

EBITDA	Bonus	Calculation
<$2,000,000	$0
$2,500,000	$10,000	($500,000 *2%)
$2,586,000	$21,720	(($586,000*2%)+$10,000)
$3,000,000	$30,000	(($1,000,000*2%)+$10,000)
$4,000,000	$60,000	(($1,000,000*2%)+($1,000,000*3%)+$10,000)

Officers will be notified of any cash bonuses earned via the form attached as Exhibit A.

Exhibit A

Notification Of Bonus Earned Under

Synbiotics Corporation 2004 Cash Bonus Plans Available To Corporate Officers

Name:

You have earned the following cash bonuses under the Synbiotics Corporation 2004 cash bonus plans in which you are eligible:

1)	2004 Synbiotics Corporation Employee Profit Sharing Plan:	$

2)	2004 Synbiotics Europe SAS Employee Profit Sharing Plan:	$

3)	2004 Synbiotics Corporation Officer Bonus Plan:	$

These amounts will be paid to you on or before                     , 2005.

By:

Title:

Date: